Exhibit 3.2

UNITED STATES NATURAL GAS FUND, LP

FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Fifth Amended and Restated Agreement of Limited Partnership (this “Agreement”) effective as of December 15, 2017, is entered into by United States Commodity Funds LLC, a Delaware limited liability company, as General Partner, on behalf of itself and any Person or Persons who shall hereafter be admitted as Partners in accordance with this Agreement.

WHEREAS, the General Partner and the Limited Partners are parties to that certain Fourth Amended and Restated Agreement of Limited Partnership executed on March 1, 2013 (the “LP Agreement”);

WHEREAS, in accordance with Sections 3.1.4 and 4.4 of the LP Agreement, the General Partner has determined that it is necessary to amend certain provisions of the LP Agreement to comply with the Code and Treasury regulations, and the General Partner wishes hereby amends and restates the LP Agreement in its entirety to reflect such amendments; and

NOW THEREFORE, the LP Agreement in its entirety is hereby amended and restated as follows:

SECTION I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1.       “Accounting Period” shall mean the following periods: the initial accounting period which shall commence upon the commencement of operations of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close on the earliest of (i) the last Business Day of a month, (ii) the effective date of dissolution of the Partnership, and (iii) such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the General Partner in its discretion either in any particular case or generally.

1.2.       “Act” shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time.

1.3.       “Additional Limited Partner” shall mean a Person admitted to the Partnership as a Limited Partner pursuant to this Agreement and who is shown as such on the books and records of the Partnership.

1.4.       “Affiliate” shall mean, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

1.5.       “Assignee” shall mean a Record Holder that has not been admitted to the Partnership as a Substituted Limited Partner.

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1.6.       “Agreement” shall mean this Fifth Amended and Restated Agreement of Limited Partnership as may be amended, modified, supplemented or restated from time to time.

1.7.       “Authorized Purchaser Agreement” shall mean an agreement among the Partnership, the General Partner and a Participant, as may be amended or supplemented from time to time in accordance with its terms.

1.8.       “Business Day” shall mean any day other than a day when the New York Mercantile Exchange, the New York Stock Exchange or the NYSE Arca, Inc. is closed for regular trading.

1.9.       “Beneficial Owner” shall mean the ultimate beneficial owner of Units held by a nominee which has furnished the identity of the Beneficial Owner in accordance with Section 6031(c) of the Code (or any other method acceptable to the General Partner in its sole discretion) and with Section 9.2.2 of this Agreement.

1.10.       “Capital Account” shall have the meaning assigned to such term in Section 4.1.

1.11.       “Capital Contribution” shall mean the total amount of money or agreed-upon value of property contributed to the Partnership by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the interests of such Partner or Partners).

1.12.       “Capital Transaction” shall mean a sale of all or substantially all of the assets of the Partnership not in the ordinary course of business.

1.13.       “Certificate” shall mean a certificate issued by the Partnership evidencing ownership of one or more Units.

1.14.       “Close of Business” shall mean 5:00 PM New York time.

1.15.       “Creation Basket” shall mean 100,000 Units, or such other number of Units as may be determined by the General Partner from time to time, purchased by a Participant.

1.16.       “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.17.       “Departing Partner” shall mean a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner.

1.18.       “Depository” or “DTC” shall mean The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the General Partner as specified herein.

1.19.       “Depository Agreement” shall mean the Letter of Representations from the General Partner to the Depository, dated as of April 17, 2007, as may be amended or supplemented from time to time.

1.20.       “Distributable Cash” shall mean, with respect to any period, all cash revenues of the Partnership (not including (i) Capital Contributions, (ii) funds received by the Partnership in respect of indebtedness incurred by the Partnership, (iii) interest or other income earned on temporary investments of Partnership funds pending utilization, and (iv) proceeds from any Capital Transaction), less the sum of the following:

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(x) all amounts expended by the Partnership pursuant to this Agreement in such period and (y) such working capital or reserves or other amounts as the General Partner reasonably deems to be necessary or appropriate for the proper operation of the Partnership’s business or its winding up and liquidation. The General Partner in its sole discretion may from time to time declare other funds of the Partnership to be Distributable Cash.

1.21.       “DTC Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.22.       “General Partner” shall mean the United States Commodity Funds LLC, a Delaware limited liability company, or any Person who, at the time of reference thereto, serves as a general partner of the Partnership.

1.23.       “Global Certificates” shall mean the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.

1.24.       “Indirect Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.25.       “Initial Limited Partner” shall have the meaning assigned to such term in Section 3.3.

1.26.       “Initial Offering Period” shall mean the period commencing with the initial effective date of the Prospectus and terminating no later than the ninetieth (90th) day following such date unless extended for up to an additional 90 days at the sole discretion of the General Partner.

1.27.       “IRS” shall mean the United States Internal Revenue Service.

1.28.       “Limited Partner” shall mean any Person who is a limited partner (whether the Initial Limited Partner, a Limited Partner admitted pursuant to this Agreement or an Assignee who is admitted as a Limited Partner) at the time of reference thereto, in such Person’s capacity as a limited partner of the Partnership.

1.29.       “Management Fee” shall mean the management fee paid to the General Partner pursuant to this Agreement.

1.30.       “Net Asset Value” or “NAV” shall mean the current market value of the Partnership’s total assets, less any liabilities, and dividing that total by the total number of outstanding Units, as reasonably determined by the General Partner or its designee.

1.31.       “Opinion of Counsel” shall mean a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

1.32.       “Organizational Limited Partner” shall mean Wainwright Holdings, Inc., a Delaware corporation, in its capacity as the organizational limited partner of the Partnership.

1.33.       “Outstanding” shall mean, with respect to the Units or other Partnership Securities, as the case may be, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

1.34.       “Participant” shall mean a Person that is a DTC Participant and has entered into an Authorized Purchaser Agreement, which at the relevant time, is in full force and effect.

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1.35.       “Partner” shall mean the General Partner or any Limited Partner. “Partners” shall mean the General Partner and all Limited Partners (unless otherwise indicated).

1.36.       “Partnership” shall mean the limited partnership hereby formed, as such limited partnership may from time to time be constituted.

1.37.       “Partnership Representative” means for taxable years beginning after December 31, 2017, the General Partner or any successor in its capacity as the “partnership representative” within the meaning of Section 6223 of the Code (and any similar provisions under any applicable state or local or foreign tax laws).

1.38.       “Partnership Securities” shall mean any additional Units, options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership.

1.39.       “Person” shall mean any natural person, partnership, limited partnership, limited liability company, trust, estate, corporation, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

1.40.       “Profit or Loss” with respect to any Accounting Period shall mean the excess (if any) of:

(a)       the Net Asset Value as of the Valuation Time on the Valuation Date, less

(b)       the Net Asset Value as of the Valuation Time on the Valuation Date immediately preceding the commencement of such Accounting Period, adjusted as deemed appropriate by the General Partner to reflect any Capital Contributions, redemptions, withdrawals, distributions, or other events occurring or accounted for during such Accounting Period (including any allocation of Profit or Loss to a redeeming partner pursuant to Section 4.3.2 with respect to such Accounting Period).

If the amount determined pursuant to the preceding sentence is a positive number, such amount shall be the “Profit” for the Accounting Period and if such amount is a negative number, such amount shall be the “Loss” for the Accounting Period.

1.41.       “Prospectus” shall mean the United States Natural Gas Fund, LP prospectus, as the same may have been amended or supplemented, used in connection with the offer and sale of Units in the Partnership.

1.42.       “Record Date” shall mean the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled to notice of, or to vote at any meeting of Limited Partners or entitled to vote by ballot or give approval of any Partnership action in writing without a meeting or entitled to exercise rights in respect of any action of Limited Partners or (b) the identity of Record Holders entitled to receive any notice, report or distribution.

1.43.       “Record Holder” shall mean the Person in whose name such Unit is registered on the books of the Transfer Agent as of the open of business on a particular Business Day.

1.44.       “Redeemable Units” shall mean any Units for which a redemption notice has been given.

1.45.       “Redemption Basket” shall mean 100,000 Units or such other number of Units as may be determined by the General Partner from time to time, redeemed by a Participant.

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1.46.       “Revolving Credit Facility” shall mean a revolving credit facility that the Partnership may enter into on behalf of the Partnership with one or more commercial banks or other lenders for liquidity or other purposes for the benefit of the Partnership.

1.47.       “Substituted Limited Partner” shall mean a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

1.48.       “Tax Certificate” shall mean an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Limited Partner that is a U.S. person within the meaning of the Code, or an Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or other applicable form in the case of a Limited Partner that is not a U.S. person.

1.49.       “Tax Matters Partner” means for taxable years beginning before January 1, 2018, the General Partner or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code (and any similar provisions under any applicable state or local or foreign tax laws).

1.50.       “Tax Representative” has the meaning assigned thereto in Section 5.7.

1.51.       “Transfer Agent” shall mean Brown Brothers Harriman & Co. or such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units or any applicable Partnership Securities.

1.52.       “Transfer Application” shall mean an application and agreement for transfer of Units, which shall be substantially in the form attached hereto as Exhibit D.

1.53.       “Unit” shall mean an interest of a Limited Partner or an assignee of the Partnership representing such fractional part of the interests of all Limited Partners and assignees, as shall be determined by the General Partner pursuant to this Agreement.

1.54.       “Unit Register” shall have the meaning assigned to such term in Section 9.2.1.

1.55.       “Unitholders” shall mean the General Partner and all holders of Units, where no distinction is required by the context in which the term is used.

1.56.       “Valuation Date” shall mean the last Business Day of any Accounting Period.

1.57.       “Valuation Time” shall mean (i) Close of Business on a Valuation Date or (ii) such other time or day as the General Partner in its discretion may determine from time to time either in any particular case or generally.

SECTION II

GENERAL PROVISIONS

2.1.       This Agreement shall become effective on the date set forth in the preamble of this Agreement. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The Partnership shall continue without interruption as a limited partnership pursuant to the provisions of the Act.

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2.2.       The name of the Partnership shall be United States Natural Gas Fund, LP; however, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners.

2.3.       The Partnership’s principal place of business shall be located at 1999 Harrison Street, Suite 1530, Oakland California 94612 or such other place as the General Partner may designate from time to time. The registered agent for the Partnership is Corporation Service Company and the registered office is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

2.4.       The investment objective of the Partnership is to have the changes in percentage terms of the Units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub in Louisiana, as measured by changes in the price of the futures contract on natural gas traded on the NYMEX (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less the Partnership’s expenses. It is not the intent of the Partnership to be operated in such a fashion such that its NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. The Partnership will invest in futures contracts for natural gas, other types of natural gas, diesel-heating oil, gasoline, oil and other petroleum based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “Natural Gas Futures Contracts”) and other natural gas interests such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, oil, and over-the-counter transactions that are based on the price of natural gas, other petroleum-based fuels, Natural Gas Futures Contracts and indices based on the foregoing.

2.5.       The term of the Partnership shall be from the date of its formation in perpetuity, unless earlier terminated in accordance with the terms of this Agreement.

2.6.       The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments required by law for the formation or operation of a limited partnership in all jurisdictions where the Partnership may elect to do business. The General Partner shall not be required to deliver or mail to the Limited Partners a copy of the certificate of limited partnership of the Partnership or any certificate of amendment thereto.

2.7.       The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Partnership.

2.8.       The business and affairs of the Partnership shall be managed by the General Partner in accordance with Section 7 hereof. The General Partner has seven directors, a majority of whom may also be executive officers of the General Partner. The General Partner shall establish and maintain an audit committee of its board of directors for the Partnership (the “Audit Committee”) in compliance with, and granted the requisite authority and funding pursuant to, any applicable (1) federal securities laws and regulations, including the Sarbanes-Oxley Act of 2002, and (2) rules, policies and procedures of any national securities exchange on which the securities issued by the Partnership are listed and traded.

SECTION III

PARTNERS AND CAPITAL CONTRIBUTIONS

3.1.       General Partner.

3.1.1       The name of the General Partner is United States Commodity Funds LLC, which maintains its principal business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

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3.1.2       In consideration of management and administrative services rendered by the General Partner, the Partnership shall pay the Management Fee to the General Partner (or such other person or entity designated by the General Partner). In addition, all ongoing charges, costs and expenses of the Partnership’s operations shall be billed to and paid by the Partnership. Such costs and expenses, shall include, without limitation, (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Units of the Partnership, (ii) licensing fees for the use of intellectual property used by the Partnership, (iii) expenses incurred in connection with registering additional Units of the Partnership or offering Units of the Partnership after the time any units of Partnership have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the General Partner (viii) postage and insurance, including directors’ and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; and (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Partnership and the preparation of all tax returns related thereto. Fees and expenses, including the Management Fee, are calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of applicable percentage of NAV on that day). The Management Fee shall be set forth on Exhibit A attached hereto, as may be amended from time to time. The General Partner may, in its sole discretion, waive all or part of the Management Fee. The Partnership shall be responsible for all extraordinary expenses (i.e., expenses not in the ordinary course of business, including, without limitation, the items listed above in this Section 3.1.2, the indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

3.1.3       In connection with the formation of the Partnership under the Act, the General Partner acquired a 2% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $20.00, and the Organizational Limited Partner acquired a 98% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $980.00. As of the date of the initial offering of Units to the public, the interest of the Organizational Limited Partner and the General Partner was redeemed, the initial capital contribution of the Organizational Limited Partner and the General Partner was refunded, and the Organizational Limited Partner thereupon withdrew and ceased to be a Limited Partner. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such initial capital contribution was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner. The General Partner may but shall not be required to make Capital Contributions to the Partnership on or after the date hereof. If the General Partner does make a Capital Contribution to the Partnership on or after the date hereof, it shall be issued Units based on the same terms and conditions applicable to the purchase of a Creation Basket under Section 16 hereof.

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3.1.4       The General Partner may not, without written approval by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement or under applicable law; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

3.1.5       Except as otherwise provided herein, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, taken as a whole, without the approval of at least a majority of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets and shall not apply to any forced sale of any or all of the Partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

3.1.6       Unless approved by a majority of the Limited Partners, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership, to the extent it would materially and adversely affect the Limited Partners, to be taxable as a corporation for federal income tax purposes.

3.1.7       Notwithstanding any other provision of this Agreement, the General Partner is not authorized to institute or initiate on behalf of, or otherwise cause the Partnership to:

(a)       make a general assignment for the benefit of creditors;

(b)       file a voluntary bankruptcy petition; or

(c)       file a petition seeking for the Partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

3.2.       Issuance of Units. Units in the Partnership will only be issued in a Creation Basket or whole number multiples thereof.

3.3.       Initial Limited Partner. The Initial Limited Partner was Knight Capital Markets, LLC formerly, Kellogg Capital Markets (“Initial Limited Partner”) located at 55 Broadway New York, NY 10006.

3.4.       Capital Contribution. Except as otherwise provided in this Agreement, no Partner shall have any right to demand or receive the return of its Capital Contribution to the Partnership. No Partner shall be entitled to interest on any Capital Contribution to the Partnership or on such Partner’s Capital Account.

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SECTION IV

CAPITAL ACCOUNTS OF PARTNERS AND OPERATION THEREOF

4.1.       Capital Accounts. There shall be established on the books and records of the Partnership for each Partner (or Beneficial Owner in the case of Units held by a nominee) a capital account (a “Capital Account”). It is intended that each Partner’s Capital Account shall be maintained at all times in a manner consistent with Section 704 of the Code and applicable Treasury regulations thereunder, and that the provisions hereof relating to the Capital Accounts shall be interpreted in a manner consistent therewith. For each Accounting Period, the Capital Account of each Partner shall be:

(i)       credited with the amount of any Capital Contributions made by such Partner during such Accounting Period;

(ii)       credited with any allocation of Profit made to such Partner for such Accounting Period;

(iii)      debited with any allocation of Loss made to such Partners for such Accounting Period; and

(iv)      debited with the amount of cash paid to such Partner as an amount withdrawn or distributed to such Partner during such Accounting Period, or, in the case of any payment of a withdrawal or distribution in kind, the fair value of the property paid or distributed during such Accounting Period.

4.1.2       For any Accounting Period in which Units are issued or redeemed for cash or other property, the General Partner shall, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), adjust the Capital Accounts of all Partners and the carrying value of each Partnership asset upward or downward to reflect any unrealized gain or unrealized loss attributable to each such Partnership asset, as if such unrealized gain or unrealized loss had been recognized on an actual sale of the asset and had been allocated to the Partners at such time pursuant to Section 4.2 of this Agreement in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

4.1.3       To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

4.2.       Allocation of Profit or Loss.

4.2.1       For any Accounting Period ending on or before December 31, 2017, Profit or Loss for an Accounting Period shall be allocated among the Partners in proportion to the number of Units each Partner holds as of the Close of Business on the last Business Day of such Accounting Period.

4.2.2       For any Accounting Period beginning on or after January 1, 2018, Profit or Loss for an Accounting Period shall be allocated among the Partners in proportion to the number of Units each Partner holds as of the Close of Business on the last Business Day of the preceding Accounting Period.

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4.2.3       For the avoidance of doubt, a Partner that holds a Unit as of the Close of Business on the last Business Day of the Accounting Period ending on December 31, 2017, shall be allocated the Profit and Loss for such Accounting Period as well the following Accounting Period.

4.2.4       The General Partner may revise, alter or otherwise modify this method of allocation to the extent it deems necessary to comply with the requirements of Section 704 or Section 706 of the Code and Treasury regulations or administrative rulings thereunder.

4.3.       Allocations for Tax Purposes

4.3.1       Except as otherwise provided in this Agreement, for each fiscal year of the Partnership, items of income, deduction, gain, loss, and credit recognized by the Partnership for federal income tax purposes shall be allocated among the Partners in a manner that equitably reflects the amounts credited or debited to each Partner’s Capital Account for each Accounting Period during such fiscal year. Allocations under this Section 4.3 shall be made by the General Partner in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Treasury regulations promulgated thereunder (including, without limitation, Treasury regulations Sections 1.704- 1(b)(2)(iv)(f), 1.704- 1(b)(4)(i), and 1.704-3(e)).

4.3.2       Notwithstanding anything else contained in this Section 4, if any Partner has a deficit Capital Account for any Accounting Period as a result of any adjustment of the type described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), then the Partnership’s income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. Any special allocation of items of income or gain pursuant to this Section 4.3.2 shall be taken into account in computing subsequent allocations pursuant to this Section 4 so that the cumulative net amount of all items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to such Partner if there had never been any allocation pursuant to the first sentence of this Section 4.3.2.

4.3.3       Allocations that would otherwise be made to a Limited Partner under the provisions of this Section 4 shall instead be made to the Beneficial Owner of Units held by a nominee.

4.4.       Compliance. In applying the provisions of this Section 4, the General Partner is authorized to utilize such reasonable accounting conventions, valuation methods and assumptions as the General Partner shall determine to be appropriate and in compliance with the Code and applicable Treasury regulations. The General Partner may amend the provisions of this Agreement to the extent it determines to be necessary to comply with the Code and Treasury regulations.

4.5       Tax Classification. Subject to Section 3.1.6, the General Partner, each Limited Partner, and each Beneficial Owner by virtue of its purchase of Units in the Partnership, (i) express their intent that the Partnership be classified under applicable tax law as a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such partnership as a partnership. The General Partner, the Tax Representative, the Limited Partners, and the Beneficial Owners (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The General Partner shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

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SECTION V

RECORDS AND ACCOUNTING; REPORTS

5.1.       Records and Accounting. The Partnership will keep proper books of record and account of the Partnership at its office located in 1999 Harrison Street, Suite 1530, Oakland, California 94612 or such office, including that of an administrative agent, as it may subsequently designate upon notice to the Limited Partners. These books and records are open to inspection by any person who establishes to the Partnership’s satisfaction that such person is a Limited Partner upon reasonable advance notice at all reasonable times during the usual business hours of the Partnership.

5.2.       Annual Reports. Within 90 days after the end of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the fiscal year, an annual report containing the following:

(i)       financial statements of the Partnership, including, without limitation, a balance sheet as of the end of the Partnership’s fiscal year and statements of income, Partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)       a general description of the activities of the Partnership during the period covered by the report, and

(iii)       a report of any material transactions between the Partnership and the General Partner or any of its Affiliates, including fees or compensation paid by the Partnership and the services performed by the General Partner or any such Affiliate for such fees or compensation.

5.3.       Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by the General Partner as fairly presenting the financial position and results of operations of the Partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Partnership during the period covered by the report.

5.4.       Monthly Reports. Within 30 days after the end of each month, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (or loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Partnership, General Partner, commodity trading advisor (if any), futures commission merchant, or the principals thereof that previously have not been disclosed in the Partnership’s Prospectus or any amendment thereto, other account statements or annual reports.

5.5.       Tax Information. Unless not required to be provided to a Partner, Assignee or Beneficial Owner under the applicable rules and regulations of the Code, the General Partner shall use its best efforts to prepare and to transmit a U.S. federal income tax form K-1 for each Partner, Assignee, or Beneficial Owner or a report setting forth in sufficient detail such transactions effected by the Partnership during each fiscal year as shall enable each Partner, Assignee, or Beneficial Owner to prepare its U.S. federal income tax return, if any, within a reasonable period after the end of such fiscal year. Limited Partners who are of a type, as identified by the nominee through whom their Units are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) hereby designate the General Partner as their tax agent (the “Tax Agent”) in dealing with the Partnership. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Partnership will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

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5.6.       Tax Returns. The General Partner shall cause income tax returns of the Partnership to be prepared and timely filed with the appropriate authorities.

5.7.       Tax Representative. The General Partner is specifically authorized to act as (1) for taxable years beginning before January 1, 2018, the Tax Matters Partner and, (2) for taxable years beginning after December 31, 2017, the Partnership Representative (in either such capacity, the “Tax Representative”). The Tax Representative shall have the authority without any further consent of Limited Partners or Assignees (or Beneficial Owners) being required to exercise all rights and responsibilities conferred under Sections 6221-6234 of the Code to a Tax Matters Partner or a Partnership Representative (as applicable), including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Partnership; (ii) extending the statute of limitations with respect to the Partnership’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Partnership’s partnership items; (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment; and (v) for taxable years beginning after December 31, 2017, making the “push-out” election under Code Section 6226 to cause any adjustments to be taken into account at the partner level. By its acceptance of a Limited Partnership interest (or a beneficial interest therein), a Limited Partner or Assignee (or Beneficial Owner) agrees to the designation of the General Partner as the Partnership’s Tax Matters Partner or the Partnership Representative (as appropriate). Each Limited Partner or Assignee (or Beneficial Owner) agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Representative shall be authorized to hire counsel or other competent professionals to assist in the conduct of any audit or legal proceeding. Any expenses incurred by the Tax Representative in the conduct of its duties shall be Partnership expenses.

5.8       Imputed Underpayments. For taxable years beginning after December 31, 2017, in the event any adjustment to any item of income, gain, loss, deduction or credit of the Partnership, or any Limited Partner’s or Assignee’s (or Beneficial Owner’s) distributive share thereof, for a reviewed year that would result in an imputed underpayment of the Partnership under Code Section 6225, each Limited Partner or Assignee (or Beneficial Owner) for the reviewed year agrees to timely take all actions requested by the Tax Representative in order to reduce or eliminate the amount of the imputed underpayment. To the extent that the Partnership incurs any liability for tax (including interest and penalties) under Code Section 6225 as the result of any imputed underpayment (or any similar provision of state or local law), the General Partner (i) may treat such as amount as a Partnership expense, or (ii) may allocate such amount among the Limited Partners or Assignees (or Beneficial Owners) in an equitable manner as determined by the General Partner in its sole discretion and treat the amount allocated to a Limited Partner or Assignee (or Beneficial Owner) as a withholding of tax subject to Section 10.6.2 of this Agreement.

SECTION VI
FISCAL AFFAIRS

6.1.       Fiscal Year. The fiscal year of the Partnership shall be the calendar year. The General Partner may select an alternate fiscal year.

6.2.       Partnership Funds. Pending application or distribution, the funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest bearing investment, including, without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities and securities guaranteed by U.S. government agencies as shall be designed by the General Partner. Such funds shall not be commingled with funds of any other Person. Withdrawals therefrom shall be made upon such signatures as the General Partner may designate.

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6.3.       Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the General Partner.

6.4.       Tax Elections. The General Partner shall, from time to time, make such tax elections as it deems necessary or desirable in its sole discretion to carry out the business of the Partnership or the purposes of this Agreement. Notwithstanding the foregoing, the General Partner shall make a timely election under Section 754 of the Code.

6.5.       Partnership Interests. Title to the Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the exclusive use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner will use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

SECTION VII

RIGHTS AND DUTIES OF THE GENERAL PARTNER

7.1.       Management Power. The General Partner shall have exclusive management and control of the business and affairs of the Partnership, and all decisions regarding the management and affairs of the Partnership shall be made by the General Partner. The General Partner shall have all the rights and powers of general partner as provided in the Act and as otherwise provided by law. Except as otherwise expressly provided in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to, the right, power and authority from time to time to do the following:

(a)       the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance;

(b)       the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(c)       the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership, or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (c) being subject, however, to any prior approval that may be required in accordance with this Agreement);

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(d)       the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons, and the repayment of obligations of the Partnership;

(e)       the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(f)       the distribution of Distributable Cash;

(g)       the selection and dismissal of employees (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(h)       the maintenance of insurance for the benefit of the Partners and the Partnership (including, without limitation, the assets and operations of the Partnership);

(i)       the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships;

(j)       the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(k)       the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l)       the entering into of listing agreements with the NYSE Arca, Inc. and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange; and

(m)       the purchase, sale or other acquisition or disposition of Units.

7.2.       Best Efforts. The General Partner will use its best efforts to cause the Partnership to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state in which the Partnership owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.

7.3.       Right of Public to Rely on Authority of a General Partner. No person shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership.

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7.4.       Obligation of the General Partner. The General Partner shall:

(a)       devote to the Partnership and apply to the accomplishment of the Partnership purposes so much of its time and attention as is necessary or advisable to manage properly the affairs of the Partnership;

(b)       maintain the Capital Account for each Partner; and

(c)       cause the Partnership to enter into and carry out the obligations of the Partnership contained in the agreements with Affiliates of the General Partner as described in the Prospectus and cause the Partnership not to take any action in violation of such agreements.

7.5.       Good Faith. The General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings. In the event that a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Partnership under applicable laws, including under the Act and under securities and commodities laws, to recover damages from or require an accounting by the General Partner. Limited Partners should be aware that performance by the General Partner of its fiduciary duty is measured by the terms of this Agreement as well as applicable law. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the Commodity Futures Trading Commission (“CFTC”) by the General Partner.

7.6.       Indemnification

7.6.1       Notwithstanding any other provision of this Agreement, neither a General Partner (including in its capacity as Tax Representative) nor any employee or other agent of the Partnership nor any officer, director, stockholder, partner, employee or agent of a General Partner (a “Protected Person”) shall be liable to any Partner or the Partnership for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee or agent of the Partnership or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, partner, employee or agent of the Partner or officer, director, stockholder, partner, employee or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of the Partnership and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A General Partner and its officers, directors, employees or partners may consult with counsel and accountants (except for the Partnership’s independent auditors) in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Partnership’s independent auditors), provided that they shall have been selected with reasonable care.

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Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7.6.1 and of Section 7.6.2 hereof shall not be construed so as to relieve (or attempt to relieve) a General Partner (or any officer, director, stockholder, partner, employee or agent of such General Partner) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 7.6.1 and of Section 7.6.2 hereof to the fullest extent permitted by law.

7.6.2       The Partnership shall, to the fullest extent permitted by law, but only out of Partnership assets, indemnify and hold harmless a General Partner (including in its capacity as Tax Representative) and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at the Partnership’s request as directors, officers or trustees of another organization in which the Partnership has an interest as a Unitholder, creditor or otherwise) and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Partnership, and except that no Covered Person shall be indemnified against any liability to the Partnership or Limited Partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Partnership if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Partnership, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the General Partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Partnership and that such indemnification would not protect such persons against any liability to the Partnership or its Limited Partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons of indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Partnership or to have been liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Section 7.6.2, an “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom no actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Section 7.6.2 shall affect any rights to indemnification to which personnel of a General Partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Partnership to purchase and maintain liability insurance on behalf of any such person.

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Nothing in this Section 7.6.2 shall be construed to subject any Covered Person to any liability to which he or she is not already liable under this Agreement or applicable law.

7.6.3       Each Limited Partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of the General Partner liable for any actions of such General Partner or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

7.7.       Resolutions of Conflicts of Interest; Standard of Care.

7.7.1       Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, whenever a conflict of interest exists or arises between the General Partner on the one hand, and the Partnership or any Limited Partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all Partners and shall not constitute a breach of this Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. If a dispute arises, it will be resolved through negotiations with the General Partner or by a court located in the State of Delaware. Any resolution of a dispute is deemed to be fair and reasonable to the Partnership if the resolution is:

(a)       approved by the Audit Committee, although no party is obligated to seek such approval and the General Partner may adopt a resolution or course of action that has not received such approval;

(b)       on terms no less favorable to the Limited Partners than those generally being provided to or available from unrelated third parties; or

(c)       fair to the Limited Partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the Limited Partners.

7.7.2       Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner is permitted or required to make a decision (i) in its discretion or under a grant of similar authority or latitude, the General Partner shall be entitled to the extent permitted by applicable law, to consider only such interest and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the partnership or the Limited Partners, or (ii) in its good faith or under another express standard, the General Partner shall act under such express standard and except as required by applicable law, shall not be subject to any other different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

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7.8.       Other Matters Concerning the General Partner.

7.8.1       The General Partner (including the Audit Committee) may rely on and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

7.8.2       The General Partner (including the Audit Committee) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of any such person as to matters which the General Partner (including the Audit Committee) believes to be within such person’s professional or expert competence shall be the basis for full and complete authorization of indemnification and provide legal protection with respect to any action taken or suffered or omitted by the General Partner (including the Audit Committee) hereunder in good faith and in accordance with such opinion or advice.

7.8.3       The General Partner (including the Audit Committee) may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner (including the Audit Committee) shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

7.9.       Other Business Ventures. Any Partner, director, employee, Affiliate or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise; and, neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived there from.

7.10.       Contracts with the General Partner or its Affiliates. The General Partner may, on behalf of the Partnership, enter into contracts with any Affiliate. The validity of any transaction, agreement or payment involving the Partnership and any General Partner or any Affiliate of a General Partner otherwise permitted by the terms of this Agreement shall not be affected by reason of (i) the relationship between the Partnership and the Affiliate of the General Partner, or (ii) the approval of said transaction agreement or payment by officers or directors of the General Partner.

7.11.       Additional General Partners. Additional general partners may be admitted with the consent of the General Partner.

SECTION VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1.       No Participation in Management. No Limited Partner (other than a General Partner if it has acquired an interest of a Limited Partner) shall take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

8.2.       Limitation of Liability. Except as provided in the Act, the debts, obligations, and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership. A Limited Partner will not be liable for assessments in addition to its initial capital investment in any capital securities representing limited partnership interests. However, a Limited Partner may be required to repay to the Partnership any amounts wrongfully returned or distributed to it under some circumstances.

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8.3.       Indemnification and Terms of Admission. Each Limited Partner shall indemnify and hold harmless the Partnership, the General Partner and every Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an interest, or the admission of a Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding.

8.4.       Effective Date. The effective date of admission of a Limited Partner shall be the date designated by the General Partner in writing to such assignee or transferee.

8.5.       Death or Incapacity of Limited Partner. The death or legal incapacity of a Limited Partner shall not cause dissolution of the Partnership.

8.6.       Rights of Limited Partner Relating to the Partnership.

(a)       In addition to other rights provided by this Agreement or by applicable law, and except as otherwise limited under this Agreement, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i)       to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)       promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii)       to have furnished to it, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv)       to have furnished to it, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(v)       to obtain true and full information regarding the amount of cash contributed by and a description and statement of the value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)       to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)       Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or that the Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 8.6).

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SECTION IX
UNIT CERTIFICATES

9.1.       Unit Certificates. Certificates shall be executed on behalf of the Partnership by any officer either of the General Partner or, if any, of the Partnership.

9.2.       Registration Form, Registration of Transfer and Exchange.

9.2.1       The General Partner shall cause to be kept on behalf of the Partnership a register (the “Unit Register”) in which, subject to such reasonable regulations as it may prescribe, the General Partner will provide for the registration and the transfer of Units. The Transfer Agent has been appointed registrar and transfer agent for the purpose of registering and transferring Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 9.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

9.2.2       Book-Entry-Only System.

(a)       Global Certificate Only. Unless otherwise authorized by the General Partner, Certificates for Units will not be issued, other than the one or more Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described below.

(1)       Global Certificate. The Partnership and the General Partner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for the Units. Units will be represented by the Global Certificate (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificate shall be in the form attached hereto as Exhibit B and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets (as defined in Section 16.1). Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the General Partner on behalf of the Partnership as specified in the Depository Agreement.

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(2)       Legend. Any Global Certificate issued to the Depository or its nominee shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)       The Depository. The Depository has advised the Partnership and the General Partner as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of DTC Participants and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. “DTC Participants” include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units by giving notice to the General Partner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the General Partner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the General Partner or, if such a replacement is unavailable, to terminate the Partnership.

(4)       Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the General Partner on behalf of the Partnership and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Beneficial Owners will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive, from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Units, a written confirmation relating to their purchase of Units.

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(5)       Reliance on Procedures. Except for those who have provided Transfer Applications to the General Partner, so long as Cede & Co., as nominee of the Depository, is the registered owner of Units, references herein to the registered or record owners of Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Units. Beneficial Owners of Units will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Units under this Agreement. Accordingly, to exercise any rights of a holder of Units under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Partnership and the General Partner understand that under existing industry practice, if the Partnership requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Units, is entitled to take, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act that is being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Partnership through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Units is held.

(6)       Communication between the Partnership and the Beneficial Owners. As described above, the Partnership will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected in accordance with this paragraph. Pursuant to the Depository Agreement, the Depository is required to make available to the Partnership, upon request and for a fee to be charged to the Partnership, a listing of the Unit holdings of each DTC Participant. The Partnership shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Units, directly or indirectly, through such DTC Participant. The Partnership shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Partnership shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(7)       Distributions. Distributions on Units pursuant to this Agreement shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Partnership and the General Partner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Partnership and the General Partner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Partnership nor the General Partner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

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(8)       Limitation of Liability. The Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Partnership by the General Partner in its capacity as such and in the exercise of the powers and authority conferred and vested in it by this Agreement. The representations, undertakings and agreements made on the part of the Partnership in the Global Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, but are made and intended for the purpose of binding only the Partnership. Nothing in the Global Certificate shall be construed as creating any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

(9)       Successor Depository. If a successor to the Depository shall be employed as Depository hereunder, the Partnership and the General Partner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 9.2.2.

(10)       Transfer of Units. Beneficial Owners that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

9.2.3       Except as otherwise provided in this Agreement, the Partnership shall not recognize any transfer of Units until the Certificates (if applicable) and a Transfer Application have been provided to the General Partner evidencing such Units are surrendered for registration of transfer. Such Certificates must be accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 9.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

9.3.       Mutilated, Destroyed, Lost or Stolen Certificates.

9.3.1       If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver in exchange therefore, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

9.3.2       The General Partner, on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

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(a)       makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(b)       requests the issuance of a new Certificate before the Partnership has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)       if requested by the General Partner, delivers to the Partnership a bond or such other form of security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(d)       satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

9.3.3       As a condition to the issuance of any new Certificate under this Section 9.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

9.4.       Record Holder. The Partnership and DTC shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

9.5.       Units and Partnership Securities. The General Partner is hereby authorized to cause the Partnership to issue Units and Partnership Securities or declare any distribution, subdivision or combination of Units or Partnership Securities, in each case for any Partnership purpose, at any time or from time to time, to the Partners, Unitholders or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners or Unitholders. The General Partner shall have sole discretion, subject to the requirements of the Act, in determining the consideration and terms and conditions with respect to any future issuance of Units or Partnership Securities.

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9.5.1       The General Partner shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any national securities exchange on which the Units or other Partnership Securities are listed for trading.

9.5.2       Distributions, Subdivisions and Combinations of Units.

(a)       The Partnership may make a pro rata distribution of Units or other Partnership Securities to all Unitholders or may effect a subdivision or combination of the Units or other Partnership Securities so long as such event will not affect any Unitholder’s percentage interest in the Partnership except to the extent that a cash distribution, e.g., in lieu of fractional Units, or rounding of Units alters such percentage interest of the Unitholders following such event in accordance with Section 9.5.2(g) below. Any amounts calculated on a per Unit basis or stated as a number of Units will be proportionately adjusted retroactive to the beginning of the Partnership.

(b)       Any distributions on Units shall be made as set forth in Section 9.2.2(a)(7).

(c)       Any subdivision or combination of the Units pursuant to this Agreement shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Partnership and the General Partner expect that the Depository or its nominee, upon receipt of any instructions to effect a subdivision or combination in respect of Units, shall credit immediately DTC Participants’ accounts with the relevant Units or payment as a result of such subdivision or combination proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Partnership and the General Partner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Partnership nor the General Partner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners with respect to such subdivision or combination of Units, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

(d)       Any distributions on or subdivision or combination of Units or other Partnership Securities shall be made in accordance with any notice of such distribution, subdivision or combination.

(e)       Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the General Partner shall select a date as of which the distribution, subdivision or combination shall be effective (the “Transaction Date”) and shall provide notice thereof at least 20 days prior to the Transaction Date.

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(f)       Promptly following any such distribution, subdivision or combination, the new number of Units or other Partnership Securities as of the applicable Transaction Date shall be reflected by DTC, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes.

(g)       The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the creation of fractional Units but for the provisions of this Section 9.5.2(g), each such fractional Unit shall be redeemed for cash or as otherwise provided in any notice of such distribution, subdivision or combination.

SECTION X

TRANSFER OF INTERESTS

10.1.       Transfer.

10.1.1       The term “transfer,” when used in this Section 10 with respect to an interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its interest as General Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

10.1.2       No interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Section 10. Any transfer or purported transfer of an interest not made in accordance with this Section 10 shall be null and void.

10.2.       Transfer of General Partner’s Interest.

10.2.1       Except as set forth in this Section 10.2.1, the General Partner may transfer all, but not less than all, of its interest as the general partner to a single transferee if, but only if, (i) at least a majority of the Limited Partners approve of such transfer and of the admission of such transferee as general partner, (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and other applicable agreements, and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. The foregoing notwithstanding, the General Partner is expressly permitted to pledge its interest as General Partner to secure the obligations of the Partnership under a Revolving Credit Facility, as the same may be amended, supplemented, replaced, refinanced or restated from time to time, or any successor or subsequent loan agreement.

10.2.2       Neither Section 10.2.1 nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its interest as a general partner to an Affiliate or (ii) the transfer by the General Partner of all its interest as a general partner upon its merger or consolidation with or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, that in either such case, such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purpose. In the case of a transfer pursuant to this Section 10.2.2, the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the interest, and the business of the Partnership shall continue without dissolution.

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10.3.       Transfer of Units.

10.3.1       Units may be transferred only in the manner described in Section 9.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

10.3.2       Until admitted as a Substituted Limited Partner pursuant to Section 11.2, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

10.3.3       Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

10.3.4       A transferee who has completed and delivered a Transfer Application provided by the seller of the Units (or if purchased on an exchange directly from the Partnership), shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement, and (v) given the consents and made the waivers contained in this Agreement.

10.4.       Restrictions on Transfers. Notwithstanding the other provisions of this Section 10, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission, the CFTC, or any other governmental authorities with jurisdiction over such transfer, (b) cause the Partnership to be taxable as a corporation or (c) affect the Partnership’s existence or qualification as a limited partnership under the Act. The General Partner may request each Record Holder to furnish certain information, including that holder’s nationality, citizenship or other related status. A transferee who is not a U.S. resident may not be eligible to become a Record Holder or a Limited Partner if such ownership would subject the Partnership to the risk of cancellation or forfeiture of any of its assets under any federal, state or local law or regulation. If the Record Holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become a Limited Partner, the General Partner may be substituted as a holder for the Record Holder, who will then be treated as a non-citizen assignee, and the Partnership will have the right to redeem those securities held by the Record Holder.

10.5.       Tax Certificates.

10.5.1       All Limited Partners or Assignees (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) are required to provide the Partnership with a properly completed Tax Certificate. In addition, each Limited Partner or Assignee (or Beneficial Owner) agree to provide any additional information requested by the General Partner in order to allow the Partnership to comply with its U.S. federal income tax reporting obligations and its obligations under the “Foreign Account Tax Compliance Act” under Code Sections 1471-1474 (or any successor provisions) and any similar provision in any state and local or foreign law (including common reporting standards). In the case of any Limited Partner or Assignee (or Beneficial Owner) that is not a United States person and that is not a natural person, the required information to be provided by the Limited Partner or Assignee (or Beneficial Owner) will include information required by the applicable Tax Certificate or otherwise requested by the General Partner concerning its owners.

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10.5.2       If a Limited Partner or Assignee (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) fails to provide the Partnership with a properly completed Tax Certificate (or other information requested by the General Partner in accordance with Section 10.5.1), the General Partner may request at any time and from time to time, that such Limited Partner or Assignee (or Beneficial Owner) shall, within 15 days after request (whether oral or written) therefore by the General Partner, furnish to the Partnership, a properly completed Tax Certificate (or other information requested by the General Partner in accordance with Section 10.5.1). If a Limited Partner or Assignee (or Beneficial Owner) fails to furnish to the General Partner within the aforementioned 15-day period such Tax Certificate (or other information requested by the General Partner in accordance with Section 10.5.1), the Units owned by such Limited Partner or Assignee (or in the case of a Limited Partner or Assignee that holds Units on behalf of a Beneficial Owner, the Units held on behalf of the Beneficial Owner) shall be subject to redemption in accordance with the provisions of Article 10.6.

10.5.3       By its acceptance of a Limited Partner interest or beneficial interest therein, each Limited Partner or Assignee (or Beneficial Owner) waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Limited Partner or Assignee (or Beneficial Owner) provides, or has previously provided, to any broker or nominee through which it owns said interest, to the extent such representations, forms, documents or information may be necessary to enable the Partnership to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the Units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a said interest, a Limited Partner or Assignee (or Beneficial Owner), acknowledges and agrees that any broker or nominee through which it holds its Units shall be a third-party beneficiary to this Agreement for the purposes set forth in this Section 10.5.3.

10.6.       Redemption of Units for Failure to Provide Tax Certificate.

10.6.1       If at any time a Limited Partner or Assignee fails to furnish a properly completed Tax Certificate (or other information requested by the General Partner in accordance with Section 10.5.1) within the 15-day period specified in Section 10.5.2, the Partnership may redeem the Units of such Limited Partner or Assignee as follows:

(a)       The General Partner shall not later than the tenth (10th) Business Day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed (the “Notice Date”). The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, and that payment of the redemption price will be made upon surrender of the certification evidencing the Redeemable Units.

(b)       The aggregate redemption price for Redeemable Units shall be an amount equal to the market price as of the Close of Business on the Business Day immediately prior to the date fixed for redemption of Units to be so redeemed multiplied by the number of Units included among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the Prime Rate (as established by the Federal Reserve Board) and payable in three equal annual installments of principal together with accrued interest commencing one year after the redemption date.

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(c)       Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the certification evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or its duly authorized representative shall be entitled to receive the payment therefore.

10.6.3       Withholding of Tax. In the event the Partnership is required to pay withholding tax or otherwise withhold any amount (including interest, penalties, or additions to tax) on behalf of, or with respect to, a Limited Partner or Assignee (or Beneficial Owner), such amounts paid or withheld by the Partnership may be treated by the Partnership (in the discretion of the General Partner) as having been distributed to such Limited Partner or Assignee (or Beneficial Owner) and shall reduce the amounts otherwise distributable to such Limited Partner or Assignee (or Beneficial Owner). In the event of any claimed over-withholding, a Limited Partner or Assignee (or Beneficial Owner) shall be limited to an action against the applicable jurisdiction. To the extent the Partner is unable, or the General Partner determines it is inappropriate or impracticable, to associate a withholding tax payment (that is paid or withheld in accordance with this Section 10.6.2 with a particular Limited Partner or Assignee (or Beneficial Owner) or distribution, such withholding tax payment shall be treated as a Partnership expense.

10.6.3       After the Notice Date, Redeemable Units shall no longer constitute issued and Outstanding Units and no allocations or distributions shall be made with respect to such Redeemable Units. In addition, after the Notice Date, the Redeemable Units shall not be transferable.

10.6.4       The provisions of this Section 10.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Beneficial Owner.

SECTION XI

ADMISSION OF PARTNERS

11.1.       Admission of Initial Limited Partners and Other Creation Basket Purchases. Subject to the requirements of this Section 11, upon the issuance by the Partnership of Units to the Initial Limited Partner and any other purchasers of a Creation Basket, the General Partner shall admit the Initial Limited Partner and such other purchasers of the Creation Basket to the Partnership as Limited Partners in respect of the Units purchased.

11.2.       Admission of Substituted Limited Partners. By transfer of a Unit in accordance with Section 10, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Certificate to a purchaser or other transferee, and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership, following the consent of the General Partner to such admission. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have none of the other rights of a Limited Partner.

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11.3.       Admission of Successor General Partner. A successor General Partner approved pursuant to this Section 11.3 or the transferee of or successor to all of the General Partner’s interest pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 12 or the transfer of the General Partner’s interest pursuant to Section 10.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 10.2 has occurred. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

11.4.       Admission of Additional Limited Partners.

11.4.1       A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

11.4.2       Notwithstanding anything to the contrary in this Section 11.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

11.5.       Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and if necessary, to prepare as soon as practical an amendment of this Agreement and if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 15.

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SECTION XII

WITHDRAWAL OR REMOVAL OF PARTNERS

12.1.       Withdrawal of the General Partner.

12.1.1       The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(a)       the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(b)       the General Partner transfers all of its rights as general partner pursuant to this Agreement;

(c)       the General Partner is removed;

(d)       the General Partner (1) makes a general assignment for the benefit of creditors; (2) files a voluntary bankruptcy petition; (3) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (1) - (3) of this sentence; or (5) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(e)       a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

(f)       a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in this Section 12.1.1(d), (e) or (f) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of the General Partner from the Partnership.

12.1.2       Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be a General Partner pursuant to Section 12.1.1(b) or is removed pursuant to Section 12.2. If the General Partner gives a notice of withdrawal pursuant to Section 12.1.1(a), holders of at least a majority of such Outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein, the Partnership shall be dissolved in accordance with Section 13. If a successor General Partner is elected, such successor shall be admitted immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

12.2.       Removal of the General Partner. The General Partner may be removed only if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner.

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12.3.       Withdrawal of a Limited Partner other than the Organizational Limited Partner. In addition to withdrawal of a Limited Partner due to its redemption of Units constituting a Redemption Basket under this Agreement, the General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days’ advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (ii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner and the provisions of Section 17.6 shall apply.

SECTION XIII

TERMINATION AND DISTRIBUTION

13.1.       Termination. The Partnership shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

(a)       The death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of the Limited Partners within 90 days after such event elects to continue the Partnership and appoints a successor General Partner; or

(b)       The affirmative vote of a majority in interest of the Limited Partners; provided, however, that any such termination shall be subject to the conditions set forth in this Agreement.

13.2.       Assumption of Agreements. No vote by the Limited Partners to terminate the Partnership pursuant to Section 13.1(b) shall be effective unless, prior to or concurrently with such vote, there shall have been established procedures for the assumption of the Partnership’s obligations arising under any agreement to which the Partnership is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of the Partnership’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

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13.3.       Distribution

13.3.1       Upon termination of the Partnership, the affairs of the Partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Partnership shall then be determined by the General Partner. Thereupon, the assets of the Partnership shall be distributed to the Partners pro rata in accordance with their Units. Each Partner shall receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Partner to Partner, all as the General Partner in its sole discretion may decide. If such distributions are insufficient to return to any Partner the full amount of its Capital Contributions, such Partner shall have no recourse against any other Partner.

13.3.2       The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner or its successor, which is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the General Partner, in carrying out such winding up and distribution, shall have full power and authority to sell all or any of the Partnership’s assets or to distribute the same in kind to the Partners.

SECTION XIV
MEETINGS

14.1.       Meeting of Limited Partners. Upon the written request of 20% or more in interest of the Limited Partners, the General Partner may, but is not required to, call a meeting of the Limited Partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place.

SECTION XV
POWER OF ATTORNEY

15.1.       Appointment. Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a liquidator shall have been selected, the liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their respective authorized officers and attorneys-in-fact with full power of substitution, as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to:

(a)       execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (ii) all certificates, documents and other instruments that the General Partner or the liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (iii) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, (iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner or the Capital Contribution of any Partner, (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units issued, and (vi) all certificates documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership;

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(b)       execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to effectuate the terms or intent of this Agreement, provided, that when required by this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the liquidator may exercise the power of attorney made in this Section 15 only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series;

15.2.       Survival. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetence, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership interest and shall extend to such Limited Partners or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the liquidator, within 15 days after receipt of the General Partner’s or the liquidator’s request therefor, such further designations, powers of attorney and other instruments as the General Partner or the liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION XVI
CREATION OF UNITS

16.1.       General. The Partnership will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets (a block of 100,000 Units shall be referred to as a “Basket”). The creation and redemption of Baskets will only be made in exchange for delivery to the Partnership or the distribution by the Partnership of the amount of United States government securities with maturities of 2 years or less (“Treasuries”) and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Units included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

16.2.       Creation Procedures. On any Business Day, a Participant, may place an order with the Partnership’s marketing agent to create one or more Baskets. Purchase orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier. The day on which the marketing agent receives a valid purchase order is the purchase order date. By placing a purchase order, the Participant agrees to deposit Treasuries with the Partnership, or a combination of Treasuries and cash. Prior to the delivery of Baskets for a purchase order, the Participant must also have wired to the custodian the non-refundable creation transaction fee described in this Section 16.

16.3.       Determination of Required Deposits. The total deposit required to create each Basket (“Creation Basket Deposit”) is an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the date the order is received. The General Partner determines, in its sole discretion or in consultation with the administrator of the Partnership, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and cash that may be included in deposits to create Baskets. The Partnership, or its marketing agent on the Partnership’s behalf, will publish such requirements at the beginning of each Business Day. The amount of cash deposit required is the difference between (i) the aggregate market value of the Treasuries included in a Creation Basket Deposit as of 4:00 PM New York time on the date the order to purchase is properly received and (ii) the total required deposit.

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16.4.       Delivery of Required Deposits. A Participant who places a purchase order is responsible for transferring to the Partnership’s account with the custodian the required amount of Treasuries and cash by the end of the third Business Day following the purchase order date. Upon receipt of the deposit amount, the administrator will direct DTC to credit the number of Baskets ordered to the Participant’s DTC account on the third Business Day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the custodian on behalf of the Partnership shall be borne solely by the Participant.

16.5.       Rejection of Purchase Orders. The General Partner, or its marketing agent on its behalf, shall have the absolute right but no obligation to reject a purchase order or a Creation Basket Deposit if: (1) it determines that the purchase order or the Creation Basket Deposit is not in proper form; (2) the General Partner, in its sole discretion, believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Partnership, Limited Partners or Unitholders; (3) the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or (4) circumstances outside the control of the General Partner, marketing agent or custodian make it, for all practical purposes, not feasible to process creations of Baskets (including if the General Partner determines that the investment alternatives available to the Partnership at that time will not enable it to meet its investment objective). None of the General Partner, marketing agent or custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

16.6.       Creation Transaction Fee. To compensate the Partnership for its expenses in connection with the creation of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to create Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the creation of Baskets until 30 days after the date of the notice.

SECTION XVII
REDEMPTION OF UNITS

17.1.       General. The procedures by which a Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any Business Day, a Participant may place an order with the marketing agent to redeem one or more Baskets. Redemption orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the marketing agent. The day on which the marketing agent receives a valid redemption order is the redemption order date. By placing a redemption order, a Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Partnership’s account with its custodian not later than 3:00 PM New York time on the third Business Day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Participant must also have wired to the Partnership’s account with the custodian the non-refundable redemption transaction fee described in this Section 17.

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17.2.       Determination of Redemption Distribution. The redemption distribution from the Partnership consists of a transfer to the redeeming Participant of an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order to redeem is received. The General Partner, directly or through its agent, will determine the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash, that may be included in distributions to redeem Baskets. The marketing agent will publish such requirements as of 4:00 PM New York time on the redemption order date.

17.3.       Delivery of Redemption Distribution. The redemption distribution due from the Partnership is delivered to the Participant by 3:00 PM New York time on the third Business Day following the redemption order date if, by 3:00 PM New York time on such third Business Day, the Partnership’s DTC account has been credited with the Baskets to be redeemed. If the Partnership’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Partnership (1) receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and (2) the remaining Baskets to be redeemed are credited to the Partnership’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the redemption order shall be cancelled and the Participant will indemnify the Partnership for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the redemption order and investments made to reflect that such order has been cancelled. Pursuant to instruction from the General Partner, the custodian is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Partnership’s DTC account by 3:00 PM New York time on the third Business Day following the redemption order date if the Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the General Partner may from time to time determine.

17.4.       Suspension or Rejection of Redemption Orders. The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the New York Mercantile Exchange, the NYSE Arca, Inc. or the New York Stock Exchange is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the Limited Partners or Unitholders. None of the General Partner, the marketing agent or the custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. The General Partner will reject a redemption order if the order is not in proper form or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The General Partner may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the General Partner has reason to believe that the party placing the redemption order does in fact possess all of the outstanding Units and can deliver them.

17.5.       Redemption Transaction Fee. To compensate the Partnership for its expenses in connection with the redemption of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

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17.6.       Required Redemption. The General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days’ advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of the Department of Labor Regulation (s) 2510.3- 101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner.

SECTION XVIII
MISCELLANEOUS

18.1.       Notices. Any notice, offer, consent or other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been sufficiently given or made when delivered personally to the party (or an officer of the party) to whom the same is directed, or (except in the event of a mail strike) five (5) Business Days after being mailed by first-class mail, postage prepaid, if to the Partnership or to a General Partner, or if to a Limited Partner, to the address set forth on Exhibit C hereof. Any Partner may change its address for the purpose of this Section 18.1 by giving notice of such change to the Partnership, such change to become effective on the tenth (10th) Business Day after such notice is given.

18.2.       Waiver of Partition. Each Partner hereby irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any Partnership property.

18.3.       Governing Law, Successors, Severability. This Agreement shall be governed by the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware and shall, subject to the restrictions on transferability set forth herein, bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

18.4.       Consent to Jurisdiction. The General Partner and the Limited Partners hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement, and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party, to the fullest extent permitted by applicable law, waives any right it may otherwise have to (a) seek punitive or consequential damages, or (b) request a trial by jury.

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18.5.       Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understanding among them, oral or written, all of which are hereby canceled. This Agreement may not be modified or amended other than pursuant to Sections 3 and 15.

18.6.       Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

18.7.       No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

18.8.       Legends. If certificates for any interest or interests are issued evidencing a Limited Partner’s interest in the Partnerships, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the General Partner to reflect restrictions upon transfer contemplated herein.

18.9.       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.10.       Relationship between the Agreement and the Act. Regardless of whether any provisions of this Agreement specifically refer to particular Default Rules (as defined below), (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 18.10, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of the Partnership’s certificate of limited partnership or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Agreement of Limited Partnership on the date first written above.

General Partner

United States Commodity Funds LLC

By: /s/ John P. Love

Name: John P. Love

Title: President

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EXHIBIT A

Assets	Management Fee
First $1,000,000,000	0.60% of NAV
After the first $1,000,000,000	0.50% of NAV

Fees and Expenses are calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of applicable percentage of the NAV on that day).

A-1

EXHIBIT B

FORM OF GLOBAL CERTIFICATE

Evidencing Units Representing Limited Partner Interests
in United States Natural Gas Fund, LP

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co. is the owner and registered holder of this Certificate evidencing the ownership of issued and outstanding Limited Partner Units (“Units”), each of which represents a fractional undivided unit of a beneficial interest in United States Natural Gas Fund, LP (the “Fund”), a Delaware limited partnership. Capitalized terms used not defined herein have the meaning given to such terms in the Fifth Amended and Restated Agreement of Limited Partnership, as amended, supplemented or restated to the date hereof (the “Limited Partnership Agreement”).

At any given time, this Certificate shall represent the limited units of beneficial interest in the Fund purchased by a particular authorized Participant on the date of this Certificate. The Limited Partnership Agreement of the Fund provides for the deposit of cash with the Fund from time to time and the issuance by the Fund of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Fund. At the request of the registered holder, this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request; provided, however, that in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Limited Partnership Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of California and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Limited Partnership Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Limited Partnership Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal business office of the General Partner.

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The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Limited Partnership Agreement and this Certificate are executed and delivered by United States Commodity Funds LLC as General Partner of the Fund, in the exercise of the powers and authority conferred and vested in it by the Limited Partnership Agreement. The representations, undertakings and agreements made on the part of the Fund in the Limited Partnership Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, other than acting in its capacity as such, but are made and intended for the purpose of binding only the Fund. Nothing in the Limited Partnership Agreement or this Certificate shall be construed as imposing any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Limited Partnership Agreement or this Certificate.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF UNITED STATES NATURAL GAS FUND, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, TERMINATE THE EXISTENCE OR QUALIFICATION OF UNITED STATES NATURAL GAS FUND, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR CAUSE UNITED STATES NATURAL GAS FUND, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). UNITED STATES COMMODITY FUNDS LLC, THE GENERAL PARTNER OF UNITED STATES NATURAL GAS FUND, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF UNITED STATES NATURAL GAS FUND, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not become valid or binding for any purpose until properly executed by the General Partner.

IN WITNESS WHEREOF, the General Partner of the Fund has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Persons.

United States Commodity Funds, LLC
as General Partner

By:_________________________________

Date:_______________________________

B-2

EXHIBIT C

ADDRESSES FOR NOTICE

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, California 94612

with a copy to

Brown Brothers Harriman & Co.

50 Post Office Square

Boston, MA 02110

Attention: Manager, Fund Administration Department

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EXHIBIT D

APPLICATION FOR TRANSFER OF UNITS

Transferees of Units must execute and deliver this application to United States Natural Gas Fund, LP, c/o United States Commodity Funds LLC, 1999 Harrison Street, Suite 1530, Oakland, California 94612, to be admitted as limited partners to United States Natural Gas Fund, LP.

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Units evidenced hereby and hereby certifies to United States Natural Gas Fund, LP (the “Partnership”) that the Assignee (including to the best of Assignee’s knowledge, any person for whom the Assignee will hold the Units) is an Eligible Holder.*

The Assignee (a) requests admission as a Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated to the date hereof (the “Limited Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Limited Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Limited Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Limited Partnership Agreement, (d) gives the powers of attorney provided for in the Limited Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Limited Partnership Agreement. Capitalized terms used but not defined herein have the meanings given to such terms in the Limited Partnership Agreement.

Date:_________________________

Social Security or other identifying	Signature of Assignee
Number of Assignee

Purchase Price including commissions, if any	Name and Address if Assignee

Type of Entity (check one):

□ Individual	□ Partnership	□ Corporation
□ Trust	□ Other (specify)

If not an Individual (check one):

□      the entity is subject to United States federal income taxation on the income generated by the Partnership;

□      the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership;

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□      the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) a pass-through entity, but not all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership. Important Note - by checking this box, the Assignee is contradicting its certification that it is an Eligible Holder.

* The Term “Eligible Holder” means (a) an individual or entity subject to United States federal income taxation on the income generated by the Partnership; or (b) an entity not subject to United States federal income taxation on the income generated by the Partnership, so long as all of the entity’s owners are subject to United States federal income taxation on the income generated by the Partnership. Individuals or entities are subject to taxation, in the context of defining an Eligible Holder, to the extent they are taxable on the items of income and gain allocated by the Partnership. Schedule I hereto contains a list of various types of investors that are categorized and identified as either “Eligible Holders” or “Non-Eligible Holders.”

Nationality (check one):

□ U.S. Citizen, Resident or Domestic Entity**      □ Non-resident Alien**

□ Foreign Corporation**

** As those terms are defined in the Code.

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.       Individual Interestholder

1.       I am not a non-resident alien for purposes of U.S. income taxation.

2.      My U.S. taxpayer identification number (Social Security Number) is___________________

3.      My home address is_______________________________________________________

B.       Partnership, Corporation or Other Interestholder

1.       The interestholder is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations).

2.      The interestholder’s U.S. employer identification number is_____

3.      The interestholder’s office address and place of incorporation (if applicable) is________________

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

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The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of FINRA, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.

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